For period ending February 28, 2008									Exhibit 77Q1

File number 811-6292
FORM 10f-3
Rule 144A Securities

Fund:	 UBS U.S. Allocation Fund
Name of Adviser or Sub-Adviser__UBS Global Asset Management (Americas) Inc.
1.	Issuer:   Airvana Inc.
2.	Date of Purchase:  July 19, 2007      3.  Date offering commenced:
        July 19, 2007
4.	Underwriter(s) from whom purchased:  Morgan Stanley & Co.
5.	Affiliated Underwriter managing or participating in syndicate: UBS
        Investment Bank
6.	Aggregate principal amount or number of shares purchased:  17,700 shares
7.	Aggregate principal amount or total number of shares of offering:
        8,300,000 shares
8.	Purchase price per unit or share (net of fees and expenses):
        $7.00
9.	Initial public offering price per unit or share:  $7.00
10.	Commission, spread or profit:  $0.49
11.	Have the following conditions been satisfied?         YES         NO
        a.  The securities are part of an issue registered
            under Securities Act                         	__X___	_______
            of 1933 that is being offered to the public, or is part of an issue of government securities
            (as defined in section 2(a)(16) of the
            1940 Act).

        b.  The securities were purchased prior to the
            end of the first day on which any sales are made
            (or, if a rights offering, the 	               ___X___	_______
            securities were purchased on or before the fourth day preceding the day on which the offering terminated)

       c.  The securities were purchased at a price not
           more than the price paid by each other
           purchaser in the offering or any concurrent 		___X___	_______
           offering.

       d.  The underwriting was a firm commitment underwriting.	___X___	_______

       e.  The commission, spread or profit was
           reasonable and fair in relation to that being
           received by others for underwriting 	               ___X___	_______
	   similar securities during the same period.

       f.  The issuer of the securities and any predecessor
           has been in continuous operation for not less
           than three years.                    		___X___	_______

       g.  The amount of such securities purchased by the
           Fund and all other accounts over which the Adviser
           (or Subadviser, if 		                        ___X___	_______
	   applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

       h.  No Affiliated Underwriter benefited directly or
           indirectly from the purchase.         		___X___	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/Wilfred Talbot		Date:	August 28, 2007


For period ending February 28, 2008					Exhibit 77Q1

File number 811-6292
FORM 10f-3
Rule 144A Securities

Fund:	 UBS U.S. Allocation Fund
Name of Adviser or Sub-Adviser__UBS Global Asset Management (Americas) Inc.
1.	Issuer:   MSCI Inc. - A
2.	Date of Purchase:  November 14, 2007      3.  Date offering commenced:
        November 14, 2007
4.	Underwriter(s) from whom purchased:  Morgan Stanley & Co.
5.	Affiliated Underwriter managing or participating in syndicate:
        UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:  1,000 shares
7.	Aggregate principal amount or total number of shares of offering:
        14,000,000 shares
8.	Purchase price per unit or share (net of fees and expenses):  $18.00
9.	Initial public offering price per unit or share:  $18.00
10.	Commission, spread or profit:  4.2% $0.756 per share
11.	Have the following conditions been satisfied?          YES        NO
        a.   The securities are part of an issue registered
             under Securities Act                            	__X___	_______
             of 1933 that is being offered to the public, or is part of an issue of government securities
             (as defined in section 2(a)(16) of the
             1940 Act).

        b.  The securities were purchased prior to the end
            of the first day on which any sales are made
            (or, if a rights offering, the              	___X___	_______
            securities were purchased on or before the fourth day preceding the day on which the offering terminated)

       c.  The securities were purchased at a price not more
           than the price paid by each other purchaser in the
           offering or any concurrent 	                 	___X___	_______
           offering.

      d.  The underwriting was a firm commitment underwriting.	___X___	_______

      f.  The commission, spread or profit was reasonable and
          fair in relation to that being received by others
          for underwriting                              	___X___	_______
       	similar securities during the same period.

      f. The issuer of the securities and any predecessor
         has been in continuous operation for not
         less than three years.		                       ___X___	_______

      g. The amount of such securities purchased by
         the Fund and all other accounts over which
         the Adviser (or Subadviser, if          		___X___	_______
       	applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

     i.	No Affiliated Underwriter benefited directly
        or indirectly from the purchase.		       ___X___	_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/Wilfred Talbot		Date:	November 19, 2007


For period ending February 28, 2008					Exhibit 77Q1

File number 811-6292
UBS INVESTMENT TRUST


CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS


	I, Keith A. Weller, Vice President and Assistant Secretary of UBS Investment
Trust (the  Fund), hereby certify that, at a duly convened meeting of the
Board of Trustees of the Trust held on February 13, 2008, the Board of
Trusteesduly and unanimously approved the following preambles and resolution:


	WHEREAS, the Nominating and Corporate Governance Committee of the Board has
recommended to the full Board that the Boards mandatory retirement age be changed from 74 to 75; and

	WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Fund to change the Boards retirement age policy;

	NOW, THEREFORE, BE IT

	RESOLVED, that pursuant to the relevant section of the Trusts Restated Bylaws, as amended (the Bylaws), concerning amendments to the Funds Bylaws,
Article III, Section 7 of the Funds Bylaws be, and it hereby is, amended to read as follows:

Section 7. Retirement of Trustees: Each Trustee who has attained the age of seventy-five (75) years shall retire from service as a Trustee on the last day of the month in which he or she attains such age.
Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.


	IN WITNESS WHEREOF, I have signed this certificate as of the 22nd day of February, 2008.

UBS INVESTMENT TRUST


By:		/s/Keith A. Weller
Name:	Keith A. Weller
Title:		Vice President and Assistant Secretary